Exhibit 10.3

October 20, 2023

F45 Training Holdings Inc.

3601 South Congress Avenue, Building E

Austin, Texas 78704

Ladies and Gentlemen:

Reference is made to (i) that certain First Amendment to Subordinated Credit Agreement (the “Credit Agreement Amendment”) made and entered into as of October 20, 2023, by and among F45 Training Holdings Inc., a Delaware corporation (the “Company”), the other Loan Parties thereto, the Lenders party thereto, and Alter Domus (US) LLC, in its capacity as administrative agent for the Secured Parties; and (ii) that certain Letter Agreement, dated as of February 14, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “February Side Letter”), among the Company and the lenders party thereo (the “Required Lenders”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement Amendment.

In connection with the execution and delivery of the Credit Agreement Amendment, (i) the Company and Kennedy Lewis Investment Management LLC (“KLIM”), an affiliate of certain of the Lenders under the Credit Agreement Amendment, desire to enter into this letter agreement (this “Agreement”) to, among other things, define certain rights and obligations of the Parties with respect to the board of directors (the “Board”) of the Company from and after, and subject to, the initial funding under Credit Agreement Amendment (the “Funding Time”), and (ii) the Company and the Required Lenders desire to enter into this Agreement to extend the timeline to identify a CFO candidate. KLIM, the Required Lenders and the Company are referred to collectively in this Agreement as the “Parties” and each a “Party.”

Now therefore, in consideration of the Credit Agreement Amendment, the obligations of the Parties under this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree, intending to be legally bound, as follows:

1.	Board Related Rights.

(a) The Company agrees that each individual member of the Board set forth below under the heading “Resigning Directors” has tendered to the Board his or her irrevocable resignation as a member thereof, effective immediately following the Funding Time.

Resigning Directors:

Lisa Gavales

Steven Scheiwe

Raphael Wallander

(b) The Company hereby agrees that promptly after the Funding Time (and in any event within five (5) days thereof), size of the Board will be reduced to eleven (11) directors.

(c) The Company hereby covenants and agrees that, from and after the Funding Time, KLIM shall have the right to nominate up to six (6) individuals designated by KLIM to the Board (each a “KLIM Director”), which may include one or more directors of the Company as of the date of this Agreement. KLIM acknowledges and agrees that each of the following existing directors of the Company shall be deemed to constitute a KLIM director as of the date of this Agreement: Eugene Davis, Elizabeth Josefsberg, Anthony Pasqua, Richard Monje and Timothy Bernlohr. To the extent that there are not six (6) KLIM Directors appointed to the Board as of the earlier of the dates set forth in clauses (i) and (ii) above, the Company agrees to take all actions within its control as may be necessary to cause up to six KLIM Directors to be appointed to the Board, with each appointment to occur promptly after designation of an individual as a KLIM Director.

(d) If any KLIM Director is unable or unwilling to serve as a director, resigns as a director, is removed as a director or ceases to be a director for any other reason (including any failure of a KLIM Director to be elected at any meeting of Company stockholders), KLIM shall have the right to designate a replacement KLIM Director and the Company shall promptly take all actions within its control to cause such replacement KLIM Director to be appointed to the Board. If at any time after the changes to the size and composition of the Board contemplated by Section 1(b) and Section 1(c) above have been implemented (i) the KLIM Directors appointed to the Board represent less than a majority of the directors in office at such time and (ii) KLIM has designated one or more KLIM Directors that have not been appointed to the Board but if so appointed the KLIM Directors would represent a majority of the directors in office at such time, the Company hereby agrees that the Board will not approve any action until such time as the KLIM Directors that have been designated by KLIM have been appointed to the Board in accordance with this Agreement.

(e) Each KLIM Director will be nominated by the Company for election to serve as a director on the Board at each applicable annual or special meeting of the Company’s stockholders from and after the Funding Time and (i) the Board will recommend that the stockholders of the Company vote to elect each KLIM Director as a director of the Company at any such annual or special meeting, (ii) the Company will use its commercially reasonable efforts (which will include the solicitation of proxies) to obtain the election of each KLIM Director at any such annual or special meeting and (iii) the Company will cause all shares of Company common stock represented by proxies granted to it (or any of its representatives) to be voted in favor of the election of each KLIM Director as a director of the Company at any such annual or special meeting to the extent permitted pursuant to such proxies.

(f) Promptly after the Funding Time (and in any event within five (5) days thereof), the Board will form a Litigation and Non-Recurring Payables Committee of the Board (the “Litigation and Non-Recurring Payables Committee”) with such committee to have such powers and responsibilities as set forth on Schedule A attached hereto (the “Committee Responsibilities”). Any amendment to the Committee Responsibilities will require the consent of KLIM. The Board, following the formation of the Litigation and Non-Recurring Payables Committee, shall appoint Richard Monje (or such other KLIM Director as designated by KLIM)

as the chair of the Litigation and Non-Recurring Payable Committee. The Company agrees that the other members of the Litigation and Non-Recurring Payable Committee (including any replacements thereof) shall be subject to the approval of KLIM.

(g) Each KLIM Director shall be entitled to the same retainer, equity compensation and other fees or compensation, including travel and expense reimbursement, paid to the non-employee directors of the Company for service as a director, including for serving on any committee of the Board. The Company’s non-employee director compensation program (both amount and form) shall be subject to the approval of KLIM. Any director minimum share ownership requirements shall be deemed satisfied in respect of the KLIM Directors by any shares of common stock held by KLIM or one or more of its Affiliates.

(h) Each KLIM Director, in each case upon appointment to the Board, shall be entitled to the same indemnification rights as other non-employee directors of the Company and the Company shall enter into an indemnification agreement with each KLIM Director (in the form signed by each current member of the Board) and the Company shall use its commercially reasonable efforts to maintain, in full force and effect, directors’ and officers’ liability insurance to the same extent that it provides insurance, as of the date hereof, for the non-employee directors on the Board. The Company acknowledges and agrees that it is the indemnitor of first resort (with respect to each KLIM Director in connection with matters arising from service as a director of the Company).

(i) Effective upon the Funding Time and for so long as KLIM has Board designation rights under this Agreement, KLIM hereby waives its rights under Article IV of that certain Third Amended and Restated Stockholders’ Agreement of the Company, dated as of July 14, 2021, by and among the Company and the stockholders of the Company named therein.

2. Business Combination Transaction. On or prior to the date of this Agreement, the Board has passed a resolution, in form and substance acceptable to KLIM, waiving the application of Section 203 of the Delaware General Corporation Law (“Section 203”) to KLIM and its affiliates. KLIM acknowledges and agrees that, if at any time following the date of this Agreement, the Company has a class of voting stock that is (a) listed on a national securities exchange, or (b) held of record by more than 2,000 stockholders, it shall be a condition to KLIM or any of its affiliates (as defined in Section 203(c) of the Delaware General Corporation Law) entering into otherwise consummating a business combination (as defined in Section 203) with the Company that such business combination be approved by a majority of the members of the Board who are not employees or investment professionals of KLIM or any of its affiliated investment funds.

3. CFO Candidate. Section 2 of the February Side Letter is hereby amended and restated in its entirety to read as follows:

“From and after the Effective Date, the Board shall take all necessary actions to commence and diligently execute a formal search process for a CFO, including but not limited to retaining an executive search firm reasonably acceptable to the Required Lenders. The Company shall conduct such process as promptly as reasonably practicable, and shall identify a CFO candidate no later than two hundred and seventy (270) days following the Effective Date; provided, that if the Company is using commercially reasonable efforts to identify a CFO candidate, then such two hundred and seventy (270) day period shall be automatically extended by a single additional fifteen (15) days upon notice from the Company to the Required Lenders. Subject to the consent of the Required Lenders as to such candidate, not to be unreasonably withheld, and subject to the Company and such candidate agreeing on mutually acceptable terms of employment, the Board shall take all necessary actions to appoint such candidate as CFO as promptly as practicable. If the Required Lenders do not reasonably consent to the CFO candidate proposed by the Company, the Board shall promptly identify an alternative candidate.”

4. No Assignment; Benefit of Parties; No Transfer. No Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, any such assignment being void ab initio. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns for the uses and purposes set forth and referred to herein. Except as explicitly set forth herein, nothing contained in this Agreement shall confer or is intended to confer on any third party or entity that is not a party hereto any rights under this Agreement.

5. Remedies; Event of Default. Each of the Parties shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach or violation of any provision of this Agreement and to exercise all other rights existing in their favor. KLIM acknowledges and agrees that under no circumstances shall the Company be deemed in breach of this Agreement if such breach is a result of KLIM or the KLIM Designees in their capacity as stockholders or directors, as applicable, failing to take action in furtherance of the Company’s or Board’s obligations under this Agreement. The Parties agree and acknowledge that a breach or violation of this Agreement would cause irreparable harm and that money damages would not be an adequate remedy for any such breach and that, in addition to other rights and remedies hereunder, each of the Parties shall be entitled to seek specific performance and/or injunctive or other equitable relief (without posting a bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any breaches or violations of this Agreement.

6. Further Assurances. Each of the Parties hereby agrees that it shall hereafter execute and deliver any further document, agreement, instruments of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof. KLIM also agrees that (a) in its capacity as a stockholder of the Company, it shall take all actions necessary to effectuate the purposes of this Agreement and (b) it shall take all actions necessary to cause the KLIM Designees to effectuate the purposes of this Agreement, which, for the avoidance of doubt, shall include causing the KLIM Designees who are on the Board to take such actions as are necessary to appoint any KLIM Designees who are not then serving on the Board to the Board and to appoint Richard Monje (or such other KLIM Director as designated by KLIM) as the chair of the Litigation and Non-Recurring Payable Committee.

7. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and any claims or causes of action arising out of or relating to this Agreement, the negotiation, execution or performance of this Agreement or the transactions contemplated hereby (whether in contract, in tort, under statute or otherwise) shall be governed by, and interpreted, construed and enforced in accordance with, the internal Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would result in the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each Party irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any Party or its successors or assigns against the other Party shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

8. Mutual Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

9. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10. Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the Credit Agreement Amendment constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

11. Amendment; Waiver. No amendment of any provision of this Agreement shall be effective unless set forth in a written instrument executed by the Company and KLIM (or, in the case of Section 3, a written instrument executed by the Company and the Required Lenders). Except as otherwise provided herein, no waiver of any provision of this Agreement shall be effective unless set forth in a written instrument executed by the Party against whom the waiver is effective. The failure of any Party to enforce any provision hereof shall in no way be construed as a waiver of such provision or of any other provision and shall not affect the right of such Party thereafter to enforce each and every provision hereof in accordance with its terms. The rights and remedies in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

12. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

If to the Company:

3601 South Congress Avenue, Building E

Austin, Texas 78704

Attention: Patrick Grosso

Email: pgrosso@f45hq.com

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071-3197

Attention: Peter Wardle

Email: pwardle@gibsondunn.com

If to KLIM or the Required Lenders:

Kennedy Lewis Investment Management LLC

225 Liberty Street, Suite 4210

New York, NY 10281

Attention:

Email:

With a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attention: Dan Fisher

Email: dfisher@akingump.com

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first indicated above.

COMPANY:

F45 TRAINING HOLDINGS INC.

By:	/s/ Thomas Dowd
Name:	Thomas Dowd
Title:	Chief Executive Officer

[Signature Page to Credit Agreement Side Letter]

KLIM:

KENNEDY LEWIS INVESTMENT MANAGEMENT LLC

By:	/s/ Anthony Pasqua
Name:	Anthony Pasqua
Title:	Authorized Signatory

[Signature Page to Credit Agreement Side Letter]

REQUIRED LENDERS:

KENNEDY LEWIS CAPITAL PARTNERS MASTER FUND II LP

By: Kennedy Lewis GP II, LLC, its general partner

By:	/s/ Anthony Pasqua
Name:	Anthony Pasqua
Title:	Authorized Signatory

KENNEDY LEWIS CAPITAL PARTNERS MASTER FUND III LP

By: Kennedy Lewis GP III, LLC, its general partner

By:	/s/ Anthony Pasqua
Name:	Anthony Pasqua
Title:	Authorized Signatory

[Signature Page to Credit Agreement Side Letter]

Schedule A

Responsibilities of Litigation and Non-Recurring Payables Committee

•

Establish, approve, modify, monitor, oversee, conduct and direct the process and procedures related to material litigation and reports or inquiries from government or regulatory agencies (other than the SEC Inquiry for which the SEC Special Committee has oversight) (“Litigation and Investigative Matters”);

•	Supervise and direct outside counsel of the Company in regard to Litigation and Investigative Matters;

•

To the fullest extent permitted by the DGCL, to exercise any other power or authority that may be otherwise exercised by the Board that the Committee may deem necessary, appropriate or advisable to carry out and fulfill its duties and responsibilities with respect to Litigation and Investigative Matters;

•	Take such other actions related to or arising in connection with any Litigation and Investigative Matters as the Committee deems necessary, appropriate or advisable;

•	Provide reports and/or recommendations to the Board in regard to Litigation and Investigative Matters at such time as the Committee shall deem appropriate and consistent with its activities;

•

Retain, at the Company’s expense, any legal counsel, financial advisor, and other advisors, consultants and agents that are acceptable to the Committee in its sole discretion, as it deems necessary or desirable in connection with any Litigation and Investigative Matters;

•	Review from time to time the Company’s material non-recurring payables and provide the Company with strategic advice with respect thereto;

•

Utilize the services of any legal counsel, financial advisor, and other advisors, consultants and agents of the Company, the Board, or any other committee thereof, to the extent that the Committee deems appropriate and advisable in its sole discretion, to assist it in connection with fulfilling its duties as delegated by the Board; and

•

Direct and authorize its legal counsel, financial advisor, and other advisors, consultants and agents to take, or refrain from taking, such actions as the Committee shall determine in its sole discretion.

•

The officers, agents, employees and advisors of the Company shall be authorized and directed to assist the Litigation and Non-Recurring Payables Committee, and to provide it with all information and documents of the Company that the Litigation and Non-Recurring Payables Committee may request, including any books and records of the Company, in connection with the Litigation and Non-Recurring Payables Committee’s discharge of its duties.